Exhibit 99.1

Contact: Michael Kirshbaum Chief Financial Officer 202.266.5876 jacobsg@advisory.com	The Advisory Board Company 2445 M Street, N.W. Washington, D.C. 20037 www.advisory.com

THE ADVISORY BOARD COMPANY REPORTS

RESULTS FOR QUARTER AND FISCAL YEAR ENDED MARCH 31, 2013

Company Reports Quarterly Revenue Growth of 19%, Contract Value Growth of 17%, and Member Renewal

Rate of 90%; Announces New Program and $100M Increase to Share Repurchase Program

WASHINGTON, D.C. — (May 9, 2013) — The Advisory Board Company (NASDAQ: ABCO) today announced financial results for the quarter ended March 31, 2013, which is the fourth quarter of its 2013 fiscal year. Revenue for the quarter increased 19.1% to $119.7 million, from $100.5 million for the quarter ended March 31, 2012. Contract value increased 17.1% to $466.3 million as of March 31, 2013, up from $398.3 million as of March 31, 2012. For the quarter ended March 31, 2013, net income attributable to common stockholders was $6.4 million, or $0.18 per diluted share, compared to net income attributable to common stockholders of $8.2 million, or $0.23 per diluted share, for the quarter ended March 31, 2012. For the quarter ended March 31, 2013, adjusted EBITDA was $22.7 million, up from $19.8 million for the quarter ended March 31, 2012. Adjusted net income for the quarter ended March 31, 2013 was $12.2 million, or $0.33 per diluted share, compared to $11.1 million, or $0.31 per diluted share, for the quarter ended March 31, 2012. Adjusted EBITDA, adjusted net income, and non-GAAP earnings per diluted share are all non-GAAP financial measures.

For the fiscal year ended March 31, 2013, revenue increased 21.7% to $450.8 million, from $370.3 million for the fiscal year ended March 31, 2012. Net income attributable to common stockholders was $22.2 million, or $0.61 per diluted share, for the fiscal year ended March 31, 2013, compared to net income attributable to common stockholders of $25.3 million, or $0.73 per diluted share, for the prior fiscal year. For the fiscal year ended March 31, 2013, adjusted EBITDA was $83.0 million, up from $70.3 million for the fiscal year ended March 31, 2012. Adjusted net income for the fiscal year ended March 31, 2013 was $44.8 million, or $1.23 per diluted share, compared to $39.4 million, or $1.13 per diluted share, for the fiscal year ended March 31, 2012.

Robert Musslewhite, Chief Executive Officer of The Advisory Board Company, commented, “We closed the quarter and the fiscal year with strong performance, with 19% revenue growth for the quarter, 22% revenue growth for the fiscal year, and 17% contract value growth over last year at this time. These financial metrics, along with our 10% membership base expansion and 90% institutional renewal rate, illustrate that our business model remains robust and that our members derive measurable impact from their work with us. We continue to see a virtuous cycle as this tangible value means that members want to work with us in deeper and more comprehensive partnerships, driving ongoing company growth and expansion of our footprint and impact.”

Mr. Musslewhite continued, “I am also pleased to announce the launch of the ICD-10 Performance Program, which will help our members navigate the upcoming transition in our nation’s system for coding, reporting, and billing medical diagnoses and inpatient procedures. Hospitals must prepare effectively for the mandated switch from the current ICD-9 system to the new, radically more complex, ICD-10 code sets–or face the potential of millions of dollars in revenue losses. The ICD-10 Performance Program provides members a software tool that uses hospitals’ individual patient accounting and claims data and a proprietary risk algorithm to provide a comprehensive picture of the ICD-10 inflection points for an individual hospital. The tool is complemented by an extensive best practice library which provides step-by-step instructions on training physicians and coders on the new documentation concepts and dashboards to monitor ongoing performance. The initiative is seeing strong traction in the market, and we are confident in the value that it will provide to members.”

Share Repurchase Authorization Increased by $100 Million

During the three months ended March 31, 2013, the Company repurchased approximately 98,000 shares of its common stock at a total cost of $5.0 million. To date, the Company has repurchased approximately 15.6 million shares of its common stock at a total cost of $341.0 million.

The Company also announced that its Board of Directors authorized an increase in its share repurchase program of up to an additional $100 million of the Company’s common stock, bringing the total amount authorized to be spent under the program to $450 million since its inception. Repurchases will continue to be made from time to time in the open market or in private transactions. The repurchase program does not obligate the Company to repurchase any specific number of shares and may be modified or discontinued at any time The Company will fund its share repurchases with cash on hand and cash generated from operations. As of March 31, 2013, the Company had approximately $214.7 million in cash and marketable securities and no debt.

Outlook for Calendar Year 2013

The Company reaffirmed its previously announced calendar year 2013 guidance for revenue, adjusted EBITDA, and non-GAAP earnings per diluted share. For calendar year 2013, the Company expects revenue to be in a range of approximately $495 million to $505 million, adjusted EBITDA to be in a range of approximately $90 million to $95 million, and non-GAAP earnings per diluted share to be in a range of approximately $1.18 to $1.28. For calendar year 2013, the Company expects share-based compensation expense to be approximately $17.5 million, and amortization of acquisition-related intangible assets to be approximately $7 million. For fiscal year 2014, the Company expects an effective tax rate in a range of approximately 38% to 39%.

Non-GAAP Financial Measures

This press release and the accompanying tables present information about the Company’s adjusted EBITDA, adjusted net income, and non-GAAP earnings per diluted share, which are non-GAAP financial measures provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “adjusted EBITDA” refers to net income attributable to common stockholders before adjustment for the items set forth in the first table. The term “adjusted net income” refers to net income attributable to common stockholders excluding the net of tax effect of the items set forth in the second table below. The term “non-GAAP earnings per diluted share” refers to earnings per diluted share excluding the net of tax effect of the items set forth in the third table below.

A reconciliation of the foregoing historical non-GAAP financial measures to the most directly comparable historical GAAP financial measures is provided below for each of the periods indicated. It is not practicable to provide a reconciliation of forecasted adjusted EBITDA or non-GAAP earnings per diluted share to the most directly comparable GAAP financial measures because certain items required for the forecast of such GAAP financial measures, including fair value adjustments to acquisition-related earn-out liabilities and gains and losses on investment in common stock warrants, cannot reasonably be estimated or predicted at this time.

	Three Months Ended		Fiscal Year Ended
	March 31,		March 31,
	2013	2012	2013	2012

Net income attributable to common stockholders	$6,399	$8,167	$22,163	$25,293
Equity in loss of unconsolidated entity	2,170	728	6,756	1,337
Gain on sale of discontinued operations, net of tax	—	(2,155)	—	(2,155)
Provision for income taxes from continuing operations	4,695	4,266	17,259	15,203
Discontinued operations, net of tax	—	45	—	(286)
Other income, net	(602)	(164)	(2,604)	(3,034)
Depreciation and amortization	6,146	3,996	19,885	14,656
Acquisition and similar transaction charges	—	—	851	648
Fair value adjustments to acquisition-related earn-out liabilities	400	1,378	4,759	6,678
Share-based compensation expense	3,530	3,525	13,913	11,987

Adjusted EBITDA	$22,738	$19,786	$82,982	$70,326

	Three Months Ended		Fiscal Year Ended
	March 31,		March 31,
	2013	2012	2013	2012

Net income attributable to common stockholders	$6,399	$8,167	$22,163	$25,293
Equity in loss of unconsolidated entity	2,170	728	6,756	1,337
Gain on sale of discontinued operations, net of tax	—	(2,155)	—	(2,155)
Discontinued operations, net of tax	—	45	—	(286)
Amortization of acquisition-related intangibles, net of tax	1,193	858	3,804	3,502
Acquisition and similar transaction charges, net of tax	—	—	525	405
Fair value adjustments to acquisition-related earn-out liabilities, net of tax	258	846	2,948	4,163
Gain/loss on investment in common stock warrants, net of tax	(136)	400	(68)	(263)
Share-based compensation expense, net of tax	2,280	2,164	8,686	7,388

Adjusted net income	$12,164	$11,053	$44,814	$39,384

	Three Months Ended		Fiscal Year Ended
	March 31,		March 31,
	2013	2012	2013	2012

GAAP earnings per diluted share	$0.18	$0.23	$0.61	$0.73
Equity in loss of unconsolidated entity	0.06	0.02	0.19	0.04
Gain on sale of discontinued operations, net of tax	—	(0.06)	—	(0.06)
Discontinued operations, net of tax	—	—	—	(0.01)
Amortization of acquisition-related intangibles, net of tax	0.03	0.03	0.10	0.10
Acquisition and similar transaction charges, net of tax	—	—	0.02	0.01
Fair value adjustments to acquisition-related earn-out liabilities, net of tax	—	0.02	0.08	0.12
Gain/loss on investment in common stock warrants, net of tax	—	0.01	(0.01)	(0.01)
Share-based compensation expense, net of tax	0.06	0.06	0.24	0.21

Non-GAAP earnings per diluted share	$0.33	$0.31	$1.23	$1.13

Web and Conference Call Information

As previously announced, the Company will hold a conference call to discuss its fourth quarter and fiscal year performance this evening, May 9, 2013, at 5:30 p.m. Eastern Time. The conference call will be available via live web cast on the Company’s website at www.advisory.com/IR. To participate by telephone, the dial-in number is 888.317.6016. Participants are advised to dial in at least five minutes prior to the call to register. The web cast will be archived for seven days from 8:00 p.m. Eastern Time on Thursday, May 9, until 11:00 p.m. Eastern Time on Thursday, May 16, 2013.

About The Advisory Board Company

The Advisory Board Company is a global research, technology, and consulting firm partnering with 150,000 leaders in 4,100 organizations across health care and higher education. Through its innovative membership model, the Company collaborates with executives and their teams to elevate performance and solve their most pressing challenges. The Company provides strategic guidance, actionable insights, web-based software solutions, and comprehensive implementation and management services. For more information, visit the firm’s website, http://www.advisory.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, including the Company’s expectations regarding its revenue, adjusted EBITDA, non-GAAP earnings per diluted share, share-based compensation expense, amortization of acquisition-related intangibles, and effective tax rate for calendar year 2013 are based on information available to the Company as of May 9, 2013, the date of this news release, as well as the Company’s current projections, forecasts, and assumptions, and are subject to risks and uncertainties. You are hereby cautioned that these statements may be affected by certain factors, including those set forth below. Consequently, actual operations and results may differ materially from the results discussed or implied in the forward-looking statements, and reported results should not be considered as an indication of future performance. Factors that could cause actual results to differ materially from those indicated or implied by- the forward-looking statements include, among others, changes in the financial condition of the health care industry, our dependence on renewal of membership-based services, the need to attract new business and retain current members and qualified personnel, new product development, competition, risks associated with the Company’s software tools and management and advisory services, risks relating to privacy, information security, and other health care-related laws and standards, maintaining our thirdparty provider relationships and strategic alliances, our ability to license technology from third parties, impairment of goodwill, and various factors related to income and other taxes, as well as other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2012, and subsequent reports filed with the Securities and Exchange Commission, all of which are available for review on the Company’s website at www.advisory.com/IR and at the Securities and Exchange Commission’s website at www.sec.gov. Additional information will also be set forth in the Company’s Report on Form 10-K for the fiscal year ended March 31, 2013, which will be filed with the Securities and Exchange Commission in May 2013.

Accordingly, readers are cautioned not to place undue reliance on the forward-looking statements made in this news release, which speak only as of the date of this news release. The Company does not undertake to update any of its forward-looking statements, whether as a result of circumstances or events that arise after the date they are made, new information, or otherwise.

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THE ADVISORY BOARD COMPANY

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

AND OTHER OPERATING STATISTICS

(In thousands, except per share data)

	Three Months Ended		Selected	Twelve Months Ended		Selected
	March 31		Growth	March 31		Growth
	2013	2012	Rates	2013	2012	Rates
Statements of Income

Revenue	$119,706	$100,483	19.1%	$450,837	$370,345	21.7%

Cost of services, excluding depreciation and amortization (1) (2) (5)	61,559	53,697		240,037	198,112
Member relations and marketing (1)	22,832	19,105		85,264	73,875
General and administrative (1) (3)	16,507	12,798		62,185	47,892
Depreciation and amortization (5)	6,146	3,996		19,885	14,108

Operating income	12,662	10,887		43,466	36,358
Other income, net (4)	602	164		2,604	3,034

Income from continuing operations before provision for income taxes and equity in loss of unconsolidated entity	13,264	11,051		46,070	39,392
Provision for income taxes	(4,695)	(4,266)		(17,259)	(15,203)
Equity in loss of unconsolidated entity	(2,170)	(728)		(6,756)	(1,337)

Net income from continuing operations	6,399	6,057		22,055	22,852
Discontinued operations:
Net income from discontinued operations	—	(45)		—	286
Gain on sale of discontinued operations, net of tax	—	2,155		—	2,155

Net income before allocation to noncontrolling interest	6,399	8,167		22,055	25,293
Net loss attributable to noncontrolling interest	—	—		108	—

Net income attributable to common stockholders	$6,399	$8,167		$22,163	$25,293

Earnings per share - Basic
Net income from continuing operations attributable to common stockholders	$0.18	$0.18		$0.64	$0.70
Net income from discontinued operations attributable to commons stockholders	$—	$0.06		$—	$0.07

Net income attributable to common stockholders per share – Basic	$0.18	$0.24		$0.64	$0.77

Earnings per share - Diluted
Net income from continuing operations attributable to common stockholders	$0.18	$0.17		$0.61	$0.66
Net income from discontinued operations attributable to common stockholders	$—	$0.06		$—	$0.07

Net income attributable to common stockholders per share – Diluted	$0.18	$0.23		$0.61	$0.73

Weighted average common shares outstanding
Basic	35,106	33,452		34,723	32,808
Diluted	36,534	35,542		36,306	34,660

Contract Value (at end of period)	$466,329	$398,313	17.1%

Percentages of Revenues
Cost of services, excluding depreciation and amortization (1) (2) (5)	51.4%	53.4%		53.2%	53.5%
Member relations and marketing (1)	19.1%	19.0%		18.9%	19.9%
General and administrative (1) (3)	13.8%	12.7%		13.8%	12.9%
Depreciation and amortization (5)	5.1%	4.0%		4.4%	3.8%
Operating income	10.6%	10.8%		9.6%	9.8%
Net income	5.3%	8.1%		4.9%	6.8%

(1)	Amounts include share-based compensation, as follows:

Cost of services	973	866	3,975	3,440

Member relations and marketing	650	568	2,642	2,133

General and administrative	1,907	2,091	7,295	6,414

(2)	Amounts include fair value adjustments of acquisition related earn-out liabilities, as follows:

Cost of services	400	1,400	4,800	6,700

(3)	Amounts include acquisition and similar transaction charges, as follows:

General and administrative	—	—	900	600

(4)	Amounts include gain/(loss) on investment in common stock warrants, as follows:

Other income	210	(650)	100	450

(5)	Prior period amounts include the following reclass from Cost of Services to Depreciation and amortization, as follows:

Cost of services	—	—	(1,266)	(5,075)

Depreciation and amortization	—	—	1,266	5,075

THE ADVISORY BOARD COMPANY

CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31,	March 31,
	2013	2012
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$57,829	$60,642
Marketable securities, current	16,611	4,823
Membership fees receivable, net	351,598	281,584
Prepaid expenses and other current assets	19,835	6,705
Deferred income taxes, current	7,664	7,255

Total current assets	453,537	361,009

Property and equipment, net	71,174	49,653
Intangible assets, net	32,381	19,384
Deferred incentive compensation and other charges	73,502	53,369
Deferred income taxes, net of current portion	3,888	7,655
Marketable securities, net of current portion	140,228	122,621
Goodwill	95,540	74,235
Investment in unconsolidated entity	1,907	8,662
Other non-current assets	5,550	9,000

Total assets	$877,707	$705,588

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Deferred revenues, current	$386,739	$313,958
Accounts payable and accrued liabilities	75,089	57,529
Accrued incentive compensation	21,033	18,691

Total current liabilities	482,861	390,178

Deferred revenues, net of current portion	97,563	78,498
Other long-term liabilities	15,866	19,865

Total liabilities	596,290	488,541

Redeemable noncontrolling interest	100	—
The Advisory Board Company’s stockholders’ equity:
Common stock	351	235
Additional paid-in capital	375,622	315,648
Retained (deficit) earnings	(95,809)	189,742
Accumulated elements of other comprehensive income	1,261	1,206
Treasury stock	—	(289,784)

Total stockholders’ equity controlling interest	281,425	217,047
Equity attributable to noncontrolling interest	(108)	—

Total stockholders’ equity	281,417	217,047

Total liabilities and stockholders’ equity	$877,707	$705,588

THE ADVISORY BOARD COMPANY

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Twelve Months Ended March 31,
	2013	2012
Cash flows from operating activities:
Net income before allocation to noncontrolling interest	$22,055	$25,293
Adjustments to reconcile net income before allocation to noncontrolling interest to net cash provided by operating activities:
Depreciation and amortization	19,885	14,656
Deferred income taxes	261	(85)
Excess tax benefits from stock-based awards	(20,535)	(7,593)
Stock-based compensation expense	13,913	11,986
Amortization of marketable securities premiums	2,031	1,295
Gain on sale of discontinued operations	—	(3,510)
Gain on investment in common stock warrants	(100)	(450)
Equity in loss of unconsolidated entity	6,756	1,337
Changes in operating assets and liabilities:
Membership fees receivable	(68,413)	(104,203)
Prepaid expenses and other current assets	(8,624)	386
Deferred incentive compensation and other charges	(20,133)	(7,143)
Deferred revenues	90,840	132,279
Accounts payable and accrued liabilities	50,290	17,564
Acquisition-related earn-out payments	(3,011)	(112)
Accrued incentive compensation	2,342	5,082
Other long-term liabilities	(6,499)	5,950

Net cash flows provided by operating activities	81,058	92,732

Cash flows from investing activities:
Purchases of property and equipment	(35,545)	(29,194)
Capitalized external use software development costs	(3,393)	(2,825)
Cash paid for acquisitions, net of cash acquired	(31,887)	(12,829)
Proceeds from sale of discontinued operations, net of selling costs	1,050	7,803
Investment in unconsolidated entity	—	(10,000)
Loan to unconsolidated entity	(4,358)	—
Redemptions of marketable securities	35,376	25,480
Purchases of marketable securities	(66,710)	(65,990)

Net cash flows used in investing activities	(105,467)	(87,555)

Cash flows from financing activities:
Proceeds from issuance of stock from exercise of stock options	24,137	31,026
Withholding of shares to satisfy minimum employee tax withholding	(4,140)	(2,421)
Contributions from noncontrolling interest	100	—
Proceeds from issuance of stock under employee stock purchase plan	363	222
Excess tax benefits from stock-based awards	20,535	7,593
Acquisition-related earn-out payments	(1,400)	(4,753)
Purchases of treasury stock	(17,999)	(6,580)

Net cash flows provided by financing activities	21,596	25,087

Net (decrease) increase in cash and cash equivalents	(2,813)	30,264
Cash and cash equivalents, beginning of period	60,642	30,378

Cash and cash equivalents, end of period	$57,829	$60,642